Exhibit 10.1

AMENDMENT NO. 3 TO FORWARD SHARE PURCHASE AGREEMENT

This Amendment No. 3 to Forward Share Purchase Agreement (this “Amendment”) is entered into as of December 11, 2020, by and between Kaleyra, Inc. (f/k/a GigCapital, Inc.), a Delaware corporation (the “Company”), and Yakira Capital Management, Inc., a Delaware corporation (“Yakira”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Recitals

WHEREAS, the Company and Yakira desire to amend the Forward Stock Purchase Agreement (the “Purchase Agreement”), dated November 19, 2019, as amended on February 7, 2020 and May 9, 2020, as provided below.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.     Amendment to Purchase Agreement.

a.    Section 1.a. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“a. Rights Shares Forward Share Purchase. Subject to the conditions set forth in Section 5 and termination rights set forth in Section 7, Yakira shall sell and transfer to the Company, and the Company shall purchase from Yakira at the purchase price of $11.00 per Rights Share (collectively, the “Rights Shares Purchase Price”). ”

b.    Section 1.b. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“b. Rights Shares Closing. The Company shall purchase the Rights Shares (including the Additional Rights Shares (as defined below)) as soon as practicable on or after (but no later than the fifth (5th) Business Day after) March 31, 2021 (the “Rights Shares Closing Date”) of the date of the closing of the Business Combination (the “Business Combination Closing Date”). No later than one (1) Business Day before the Rights Shares Closing Date, Yakira shall deliver a written notice to the Company specifying the number of Rights Shares (including the Additional Rights Shares) the Company is required to purchase, the aggregate Rights Shares Purchase Price and instructions for wiring the Rights Shares Purchase Price to Yakira. The closing of the sale of the Rights Shares (the “Rights Shares Closing”) shall occur on the Rights Shares Closing Date. On the Rights Shares Closing Date, Yakira shall deliver the Rights Shares (including the Additional Rights Shares) to the Company against receipt of the Rights Shares Purchase Price, which shall be paid by wire transfer of immediately available funds. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in San Francisco, California.”

2.    Effect of Amendment. Except as specifically set forth in this Amendment, all the terms, conditions and covenants set forth in the Purchase Agreement shall remain unmodified and in full force and effect and are ratified in all respects.

3.    General Provisions.

a.    After the effective date of this Amendment, any reference to the Purchase Agreement shall mean the Purchase Agreement as supplemented by this Amendment. Notwithstanding anything to the contrary in the Purchase Agreement, in the event of a conflict between the terms and conditions of this Amendment and those contained within the Purchase Agreement, the terms and conditions of this Amendment shall prevail.

b.    By signing below, each of the signatories hereto represent that they have the authority to execute this Amendment and to bind the party on whose behalf this Amendment is executed.

c.    This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

YAKIRA:
Yakira Capital Management, Inc.

By:	/s/ Bruce Kallins
Name:	Bruce Kallins
Title:	President

COMPANY:
Kaleyra, Inc.

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President

Signature Page to Amendment No.3